Exhibit 10.34

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment to Employment Agreement (“the agreement”) dated September 1, 2020 between Connectyx Technologies Holding Group, now Curative Biotechnology Inc. 1825 NW Corporate Blvd suite 110 Boca Raton FL 33431 (hereinafter “the Company” and I Richard Garr an individual (“the employee”) with an address of 1024 Casuarina Rd. Delray Beach FL 44384, now 8803 Maxwell Drive Potomac, MD 20854.; as amended from time to time.

Whereas the initial term of the agreement is set to expire on August 31st 2023; and

Whereas the Company and the Employee both desire to extend the Agreement for another two (2) years; and

Whereas the Company has recently engaged an Investment Banking firm to raise capital that will be required for the Company to continue to operate during those two years;

Now Therefore the parties hereto agree to following amendments to the Agreement:

As an inducement for the Employee to enter into this contract extension, Employee shall be, upon mutual execution of this contract; issued a grant of 25,000,000 Restricted Stock Units. The units will contain a double trigger vesting as follows: quarterly over the 12 months after issuance and upon eligibility for sale. In addition the first trigger of the RSU’s shall all vest immediately upon Employee’s death or work disqualifying disability; with the second trigger remaining in effect.

Funding recognition. The Employee hereby acknowledges and understands that the Company has yet to secure adequate funding and until such time as such funding is received all obligations of the Company to pay salary and/or benefits to Employee shall accrue on the Company’s books to be paid when and if the Board determines that adequate funding has been secured.

Employee’s salary shall be reduced to $250,000 annual salary.

All other terms and conditions of the existing Employment contract shall remain as stated and are hereby reconfirmed by both Parties.

For COMPANY:

Paul Michaels

Executive Chairman

9/14/2023

EMPLOYEE:

I Richard Garr

9/14/2023